Exhibit 23.1

Consent of Independent Auditor	Raymond Chabot Grant Thornton llp Suite 2000 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8

T 514-878-2691

Digihost Technology Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-276647) of Digihost Technology Inc. (the “Company”) of our report dated September 16, 2024 with respect to the audited consolidated financial statements of the Company and its subsidiaries appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ RAYMOND CHABOT GRANT THORNTON LLP

Montreal, Quebec, Canada
September 16, 2024